Exhibit 5.1

PEREZ ALATI, GRONDONA, BENITES,

ARNTSEN & MARTINEZ DE HOZ (h)

A B O G A D O S

SUIPACHA 1111 – PISO 18 – C1008AAW BUENOS AIRES – TEL. (54 11) 4114 3000 – FAX (54 11) 4114 3001

http://www.pagbam.com.ar

July 18, 2017

BBVA Banco Francés S.A.

Av. Córdoba 111 (C1054AAA)

Buenos Aires

Republic of Argentina

Ladies and Gentlemen:

We have acted as special Argentine counsel to BBVA Banco Francés S.A. (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-3 of the Company (the “Registration Statement”), as supplemented by the prospectus supplement (together with the documents incorporated by reference therein, the “Prospectus Supplement”), dated July 18, 2017, relating to the offering and sale by the Company of 66,000,000 ordinary shares of the Company, par value 1.00 Argentine peso per share (the “Ordinary Shares”), including in the form of American depositary shares (“ADSs”). Each ADS represents three Ordinary Shares.

In our capacity as special Argentine counsel to the Company, we have examined the Registration Statement, including the base prospectus dated June 30, 2017 contained therein, the Prospectus Supplement, the Underwriting Agreement, dated as of July 18, 2017, entered into by and among the Company and the underwriters named therein, and the by-laws of the Company, as amended. In addition, we have reviewed the originals or copies, certified or otherwise, of such other documents and corporate records of the Company and such other instruments and other certificates of officers and representatives of the Company and such other persons, and have made investigations of laws, as we deemed appropriate as a basis for the opinions expressed below.

In giving this opinion, we have made the following assumptions:

(a) the authenticity of all documents submitted to us as originals and certified copies;

(b) the conformity to original documents of all documents submitted to us as copies;

(c) the authenticity of the originals of such copies;

(d) that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e) that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto (other than the Company);

(f) that no amendment have been or will be made to the documents examined by us and that such documents remain true, complete, accurate and in full force and effect;

ARGENTINA: Buenos Aires Mendoza Neuquén · EE.UU.: New York · ESPAÑA: Alicante Barcelona Bilbao Girona Lleida Madrid Santa Cruz de Tenerife Sevilla Valencia Zaragoza · BÉLGICA: Bruselas · PORTUGAL: Lisboa Porto · BRASIL: Brasilia Curitiba Río de Janeiro Sào Paulo

PEREZ ALATI, GRONDONA, BENITES,

ARNTSEN & MARTINEZ DE HOZ (h)

A B O G A D O S

(g) that all consents, licenses, approvals, authorizations, notices, waivers, filings and registrations that are necessary under any applicable law or regulation (other than the laws and regulations of Argentina) in order to permit the performance of the actions to be carried out under the Registration Statement and the Prospectus Supplement have been or will be duly made or obtained and are, or will be, in full force and effect;

(h) the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(i) that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and

(j) that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i)	the Company is a corporation (sociedad anónima) duly organized and validly existing as a corporation in good standing under the laws of Argentina and has all corporate power and authority necessary to conduct its business as currently conducted;

(ii)	all the outstanding shares of capital stock of the Company have been duly authorized, validly issued and subscribed, and are fully paid and non-assessable under the laws of Argentina; and

(iii)	the Ordinary Shares to be sold by the Company , have been duly authorized, and when fully paid, will be validly and legally issued, fully paid and non-assessable under the laws of Argentina.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Validity of the Securities” and “Enforcement of Civil Liabilities” in the prospectus and Prospectus Supplement constituting a part of the Registration Statement, as counsel to the Company who has passed on the validity of the Ordinary Shares being registered by the Registration Statement. We also hereby consent to name our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consents we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely yours,

/s/ Perez Alati, Grondona, Benites, Arntsen & Martínez de Hoz(h)

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